EXHIBIT 99.1

                               NORTH FORK BANCORP

   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471



FOR IMMEDIATE RELEASE               CONTACT:    DANIEL M. HEALY
                                                EXECUTIVE VICE PRESIDENT
                                                CHIEF FINANCIAL OFFICER
                                                (631) 844-1258

    NORTH FORK TO PRESENT AT RYAN, BECK & CO. FINANCIAL INSTITUTIONS INVESTOR
                                   CONFERENCE

      MELVILLE, N.Y. - OCTOBER 26, 2004 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at the Ryan, Beck & Co. Financial Institutions Investor Conference, WEDNESDAY, OCTOBER 27 at 3:45 P.M. (ET).

      Ryan, Beck & Co. has established a conference line for callers to listen in and hear the entire presentation including the question and answer period. However, this is a LISTEN ONLY conference line. The conference call in number is 800-236-9788.

      A printable version of the presentation will also be accessible on North Fork's website at http://www.northforkbank.com and click on RYAN, BECK & CO. CONFERENCE - OCTOBER 27, 2004 - 3:45 P.M. (ET).


                                        4